Exhibit 99.1

For Information Contact:

Investor Relations

Varian, Inc.

650.213.8000, Ext. 3752

ir@varianinc.com

VARIAN, INC. REPORTS SECOND QUARTER RESULTS

PALO ALTO, Calif. — Varian, Inc. (Nasdaq: VARI) today reported sales of $197.0 million in the second quarter of fiscal year 2005, representing an increase of 4.6% over sales of $188.4 million in the second quarter of fiscal year 2004. This increase was primarily driven by strong growth in sales of products for life science applications. The acquisition of Magnex Scientific Ltd. in November 2004 and product lines acquired from Digilab LLC in September 2004 contributed to this growth.

“We are pleased that revenue growth continued into our second quarter after a very strong first quarter,” said Garry W. Rogerson, President and Chief Executive Officer. “This was quite a test for our factories as the bulk of the shipments were in March. Orders were weak in January, but picked up in February and were strong in March.”

“Revenues from products for life science applications had mid-teen growth, countering some continued sluggishness in industrial applications. We believe the second quarter’s slower revenue growth rate was due more to the very strong growth in the first quarter rather than a fundamental change in the demand environment. Top line growth for the first half of fiscal year 2005 was 9.7% and we currently expect similar growth in the second half of this fiscal year as our balanced approach continues to pay off.”

The sales figures reported above exclude sales by the company’s former Electronics Manufacturing business, which was sold to Jabil Circuit, Inc. on March 11, 2005. Throughout this release, the historical results of operations of the Electronics Manufacturing business prior to its disposition have been excluded from continuing operations. These results have been separately disclosed as discontinued operations in the company’s Unaudited Condensed Consolidated Statement of Earnings.

Second quarter 2005 non-GAAP (pro forma) diluted earnings per share from continuing operations increased 5.7% compared to the year-ago quarter. GAAP diluted earnings per share from continuing operations decreased 15.2% compared to the prior-year quarter; the lower results on a GAAP basis resulted primarily from the restructuring and other related costs as well as the amortization of intangibles and inventory written up related to acquisitions discussed below. Pro forma earnings from continuing operations were $13.1 million, or $0.37 pro forma diluted earnings per share, in the second quarter of fiscal year 2005, compared to $12.5 million, or $0.35 pro forma diluted earnings per share, in the second quarter of fiscal year 2004. On a GAAP basis, earnings from continuing operations in the second quarter of fiscal year 2005 were $9.8 million, or $0.28 diluted earnings per share, compared to $11.8 million, or $0.33 diluted earnings per share, in the second quarter of fiscal year 2004.

Operating profit margin from continuing operations was 9.6% on a pro forma basis and 7.2% on a GAAP basis during the second quarter of fiscal year 2005. Unallocated corporate costs in the quarter included approximately $1.6 million related to implementing Sarbanes-Oxley Section 404, which negatively impacted operating profit margins by 0.8% of sales. These high costs are expected to continue for the next three quarters and then decrease to a maintenance level.

“We are pleased that we achieved pro forma earnings near the high end of our guidance,” said Rogerson. “In fact, the only reason we did not hit the high end of our guidance was higher than expected costs related to implementing Sarbanes-Oxley Section 404.”

The company’s GAAP results for the second quarter of fiscal year 2005 include the following items:

— Restructuring and other related costs of approximately $1.7 million relating to the previously announced rationalization of the Company’s field support administration in the United Kingdom in connection with the acquisition of Magnex,

— Amortization of approximately $1.6 million related to inventory written up in connection with the acquisition of Magnex, and

— Acquisition-related intangible amortization of approximately $1.6 million.

For a complete reconciliation of non-GAAP (pro forma) financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Pro Forma Results – Actual, Unaudited Condensed Consolidated Statements of Earnings and Unaudited Results of Operations; and Reconciliation of GAAP to Pro Forma Results – Projected, Results of Operations.

Results by Segment

Scientific Instruments revenues for the second quarter of fiscal year 2005 were $161.2 million, representing a 7.5% increase over revenues of $149.9 million in the second quarter of the prior year. Growth was driven in large part by certain of the company’s information rich detection products, including those obtained through the Magnex and Digilab acquisitions in the second half of calendar year 2004. Operating profit margin was 10.9% on a pro forma basis and 7.8% on a GAAP basis during the second quarter of fiscal year 2005. The improvement in the segment’s pro forma operating margin from 10.2% in the prior-year quarter was primarily the result of sales volume leverage and the positive effect of efficiency improvements.

Vacuum Technologies revenues of $35.8 million in the second quarter of fiscal year 2005 decreased 7.0% from an unusually strong second quarter in fiscal year 2004, but increased sequentially over the prior quarter. Vacuum Technologies sales for the third and fourth quarters of fiscal year 2005 are currently expected to increase both sequentially and compared to the same quarters in the prior year. Vacuum Technologies operating profit margin in the second quarter of fiscal year 2005 was 16.6% on a pro forma basis and 16.7% on a GAAP basis. Operating margins were lower compared to the 17.6% in the prior-year quarter, primarily as a result of lower sales volume leverage and higher spending on new product development. This decrease was partially offset by a continued shift in product mix to higher-margin products.

Outlook

“We continue to invest toward our long-term revenue and margin improvement goals,” said Rogerson. “Today we announced a strategic collaboration with LipoScience, Inc. to expand the use of nuclear magnetic resonance (NMR) technology into the clinical diagnostic environment. The new NMR spectrometer system that we released in February will provide the initial platform in our joint development with LipoScience. It is also the platform that we will use to develop a diverse range of applications for NMR. From the Magnex acquisition, we have started to test some routine vertical bore magnets for integration into Varian’s NMR systems. The magnetic resonance product line is key to our ability to reach our long term goals, and we are pleased with the progress so far.”

“In a Form 8-K filed today, we announced that we are adjusting our organization and cost structure in line with our new company following the divestiture of our Electronics Manufacturing business. These and other efficiency improvements, and a continued focus on new product development, are important to reaching our long-term goals with our current strategy.”

Varian, Inc. also provided initial guidance for the third quarter and updated its guidance for fiscal year 2005 to reflect the higher than expected costs of implementing Sarbanes Oxley Section 404. Pro forma diluted earnings per share from continuing operations are expected to be between $0.32 and $0.40 for the third quarter and $1.56 and $1.62 for fiscal year 2005. On a GAAP basis, diluted earnings per share from continuing operations are expected to be between $0.23 and $0.31 for the third quarter and $1.30 and $1.36 for fiscal year 2005.

The company’s GAAP results for the third quarter and full fiscal year 2005 are expected to include the following items:

— Restructuring and other related costs of approximately $4.7 million for the third quarter and approximately $7.7 million for fiscal year 2005,

— Amortization related to inventory written up in connection with acquisitions, which is expected to be approximately $1.7 million for the third quarter and approximately $6.6 million for fiscal year 2005, and

— One-time reductions in income tax expense of approximately $1.8 million for the third quarter and approximately $4.8 million for fiscal year 2005 resulting from tax law changes enacted or expected to be enacted during those periods.

“In the short term, we expect revenue growth to strengthen again in the second half of the year, particularly in the fourth quarter,” said Rogerson. “We are maintaining our previous guidance for the year.”

Varian, Inc. will be holding a conference call later today, April 27, 2005, at 2:00 p.m. Pacific time. The call may be heard via the Internet by going to www.varianinc.com, clicking on the Investors link at the right side of the screen, and then clicking on the Webcasts link at the left side of the screen.

Non-GAAP (Pro Forma) Financial Measures

This press release includes non-GAAP (pro forma) financial measures for operating profit, operating profit margins, income tax expense, net earnings, and diluted earnings per share. In each case, these non-GAAP financial measures exclude acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and discrete income tax events, as is detailed in the Reconciliations of GAAP to Pro Forma Results attached to this press release. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible and inventory write-up amortization and acquired in-process research and development charges as important, useful information.

We similarly believe that excluding restructuring and other related costs (principally related to facility closures and employee terminations to improve operational efficiency), defined benefit pension plan curtailment gains and settlement losses, and discrete income tax events provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and discrete income tax events as important supplemental information useful to their understanding of our historical results and estimating of our future results.

In the case of defined benefit pension plan curtailment gains and settlement losses and discrete income tax events, we consider these to be unusual events.

We also believe that, in excluding acquisition-related intangible and inventory write-up amortization and in-process research and development charges, restructuring and other related costs, defined benefit pension plan curtailment gains and settlement losses, and discrete income tax events, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to: anticipated revenues, anticipated costs of implementing Sarbanes-Oxley Section 404, and anticipated diluted earnings per share for the third quarter of fiscal year 2005 and the full fiscal year 2005. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, release, commercialization, performance, and acceptance; whether we can achieve continued growth in sales in life science applications; risks arising from the timing of shipments, installations, and the recognition of revenues on leading-edge NMR and MR imaging systems and superconducting magnets; whether we can increase margins on newer leading-edge NMR and MR imaging systems and superconducting magnets; the impact of shifting product mix on profit margins; competitive products and pricing; economic conditions in the company’s product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see sustained or improved market investment in capital equipment; whether we will see reduced demand from customers that operate in cyclical industries; the impact of any delay or reduction in government funding for research; our ability to successfully integrate acquisitions; the actual cost of anticipated restructuring activities and their timing and impact on future costs; our ability to improve efficiency; the timing and amount of discrete income tax events; whether the actual cost of complying with the requirements of Section 404 of the Sarbanes-Oxley Act will exceed our current estimates; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise.

About Varian, Inc.

Varian, Inc. is a leading worldwide supplier of scientific instruments and vacuum technologies for life science and industrial applications. The company provides complete solutions, including instruments, vacuum components, laboratory consumable supplies, software, training, and support through its global distribution system. Varian, Inc. employs approximately 3,500 people and operates manufacturing facilities in 12 locations in North America, Europe, and the Pacific Rim. Varian, Inc. had fiscal year 2004 sales of $724 million (excluding the divested Electronics Manufacturing business), and its common stock is traded on Nasdaq under the symbol, “VARI.” Further information is available on the company’s Web site: www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

Second Quarter FY 2005 and Second Quarter FY 2004

	Fiscal Quarter Ended April 1, 2005			Fiscal Quarter Ended April 2, 2004
	GAAP	Pro Forma		GAAP	Pro Forma
Sales	$197,009	$197,009		$188,388	$188,388
Cost of sales	112,072	110,523	(1)	105,411	105,411

Gross profit	84,937	86,486		82,977	82,977

Operating expenses
Sales and marketing	41,848	41,848		40,469	40,469
Research and development	14,233	14,233		12,649	12,649
General and administrative	14,745	11,401	(2)	12,304	11,198	(3)

Total operating expenses	70,826	67,482		65,422	64,316

Operating earnings	14,111	19,004		17,555	18,661

Interest income (expense)
Interest income	1,333	1,333		803	803
Interest expense	(558)	(558)		(598)	(598)

Total interest income, net	775	775		205	205

Earnings from continuing operations before income taxes	14,886	19,779		17,760	18,866
Income tax expense	5,061	6,725		5,980	6,368

Earnings from continuing operations	9,825	13,054		11,780	12,498

Discontinued operations
Earnings from operations of disposed Electronics Manufacturing business, net of taxes	1,975	1,975		2,914	2,914
Gain on sale of Electronics Manufacturing business, net of taxes	70,085	70,085		—	—

Earnings from discontinued operations	72,060	72,060		2,914	2,914

Net earnings	$81,885	$85,114		$14,694	$15,412

Net earnings per diluted share
Continuing operations	$0.28	$0.37		$0.33	$0.35
Discontinued operations	2.01	2.02		0.08	0.08

Net earnings	$2.29	$2.39		$0.41	$0.43

Diluted shares outstanding	35,687	35,687		35,870	35,870

SUMMARY OF RECONCILING ITEMS:

(1)	Excludes $1,549 in acquisition-related inventory write-up amortization.

(2)	Excludes $1,630 in acquisition-related intangible amortization and $1,714 in restructuring and other related costs.

(3)	Excludes $709 in acquisition-related intangible amortization and $397 in restructuring and other related costs.

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

First Six Months FY 2005 and First Six Months FY 2004

	Six Months Ended April 1, 2005			Six Months Ended April 2, 2004
	GAAP	Pro Forma		GAAP	Pro Forma
Sales	$387,950	$387,950		$353,805	$353,805
Cost of sales	221,490	218,299	(1)	197,572	197,572

Gross profit	166,460	169,651		156,233	156,233

Operating expenses
Sales and marketing	81,592	81,592		77,495	77,495
Research and development	27,073	27,073		23,804	23,804
General and administrative	29,762	22,240	(2)	22,094	20,125	(5)
Purchased in-process research and development	700	—	(3)	—	—

Total operating expenses	139,127	130,905		123,393	121,424

Operating earnings	27,333	38,746		32,840	34,809

Interest income (expense)
Interest income	2,292	2,292		1,368	1,368
Interest expense	(1,129)	(1,129)		(1,216)	(1,216)

Total interest income, net	1,163	1,163		152	152

Earnings from continuing operations before income taxes	28,496	39,909		32,992	34,961
Income tax expense	6,927	13,569	(4)	11,109	11,799

Earnings from continuing operations	21,569	26,340		21,883	23,162

Discontinued operations
Earnings from operations of disposed Electronics Manufacturing business, net of taxes	5,169	5,169		6,400	6,400
Gain on sale of Electronics Manufacturing business, net of taxes	70,085	70,085		—	—

Earnings from discontinued operations	75,254	75,254		6,400	6,400

Net earnings	$96,823	$101,594		$28,283	$29,562

Net earnings per diluted share
Continuing operations	$0.60	$0.74		$0.61	$0.65
Discontinued operations	2.11	2.11		0.18	0.18

Net earnings	$2.71	$2.85		$0.79	$0.83

Diluted shares outstanding	35,673	35,673		35,785	35,785

SUMMARY OF RECONCILING ITEMS:

(1)	Excludes $3,191 in acquisition-related inventory write-up amortization.

(2)	Excludes $3,147 in acquisition-related intangible amortization, $2,898 in restructuring and other related costs, and a pension settlement loss of $1,477.

(3)	Excludes $700 related to an acquisition-related in-process research and development charge.

(4)	Excludes ($3,000) related to a tax credit due to a change in tax law.

(5)	Excludes $1,411 in acquisition-related intangible amortization and $558 in restructuring and other related costs.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

	April 1, 2005	October 1, 2004
ASSETS

Current assets
Cash and cash equivalents	$342,916	$184,982
Accounts receivable, net	149,642	182,843
Inventories	123,120	135,344
Deferred taxes	28,666	30,008
Other current assets	15,510	18,986

Total current assets	659,854	552,163
Property, plant, and equipment, net	103,409	120,239
Goodwill	145,982	131,441
Intangible assets, net	31,808	21,279
Other assets	5,608	5,543

Total assets	$946,661	$830,665

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt	$2,500	$6,673
Accounts payable	53,161	70,667
Deferred profit	10,662	11,306
Accrued liabilities	204,186	160,710

Total current liabilities	270,509	249,356
Long-term debt	28,750	30,000
Deferred taxes	8,359	9,411
Other liabilities	20,487	14,687

Total liabilities	328,105	303,454

Stockholders’ equity
Preferred stock—par value $0.01, authorized—1,000 shares; issued—none	—	—
Common stock—par value $0.01, authorized—99,000 shares; issued and outstanding— 34,584 shares at April 1, 2005 and 34,838 shares at October 1, 2004	237,502	257,083
Retained earnings	349,919	253,096
Accumulated other comprehensive income	31,135	17,032

Total stockholders’ equity	618,556	527,211

Total liabilities and stockholders’ equity	$946,661	$830,665

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended		Six Months Ended
	April 1, 2005	April 2, 2004	April 1, 2005	April 2, 2004
Cash flows from operating activities
Net earnings	$81,885	$14,694	$96,823	$28,283
Adjustments to reconcile net earnings to net cash provided by operating activities:
Gain on sale of Electronics Manufacturing business	(70,085)	—	(70,085)	—
Depreciation and amortization	7,113	6,598	14,317	12,904
(Gain) loss on disposition of property, plant, and equipment	(113)	3	(44)	40
Purchased in-process research and development	—	—	700	—
Stock-based compensation expense	225	—	265	—
Tax benefit from stock option exercises	2,600	—	3,500	3,716
Deferred taxes	—	—	(3,000)	—
Changes in assets and liabilities, excluding effects of acquisitions and divestitures:
Accounts receivable, net	(6,042)	(6,476)	15,872	237
Inventories	(465)	(4,469)	(802)	(12,842)
Other current assets	4,626	(2,039)	4,420	2,608
Other assets	(66)	(174)	(676)	(103)
Accounts payable	1,234	9,354	(7,622)	7,242
Deferred profit	(990)	(615)	(1,510)	(2,462)
Accrued liabilities	(14,597)	11,713	(21,579)	4,831
Other liabilities	(118)	(257)	(534)	(392)

Net cash provided by operating activities	5,207	28,332	30,045	44,062

Cash flows from investing activities
Proceeds from sale of property, plant, and equipment	314	567	391	623
Purchase of property, plant, and equipment	(6,094)	(6,278)	(12,611)	(10,637)
Purchase of businesses, net of cash acquired	(1,000)	(750)	(26,198)	(750)
Private company equity investments	—	(1,318)	—	(1,318)
Proceeds from sale of Electronics Manufacturing business, net of transaction costs	189,946	—	189,946	—

Net cash provided by (used in) investing activities	183,166	(7,779)	151,528	(12,082)

Cash flows from financing activities
Repayments of debt	(4,606)	—	(5,856)	(1,565)
Issuance of debt	—	—	—	1,831
Repurchase of common stock	(33,590)	(21,417)	(33,590)	(23,895)
Issuance of common stock	6,448	5,938	10,244	14,935
Transfers to Varian Medical Systems, Inc.	(215)	(357)	(621)	(683)

Net cash used in financing activities	(31,963)	(15,836)	(29,823)	(9,377)

Effects of exchange rate changes on cash and cash equivalents	(3,034)	737	6,184	5,268

Net increase in cash and cash equivalents	153,376	5,454	157,934	27,871
Cash and cash equivalents at beginning of period	189,540	158,208	184,982	135,791

Cash and cash equivalents at end of period	$342,916	$163,662	$342,916	$163,662

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin and per share data)

Second Quarter FY 2005 and Second Quarter FY 2004

and

First Six Months FY 2005 and First Six Months FY 2004

	Fiscal Quarter Ended		Six Months Ended
	April 1, 2005	April 2, 2004	April 1, 2005	April 2, 2004
TOTAL COMPANY
Operating Profit
U.S. GAAP as reported	$14.1	$17.6	$27.3	$32.8
Pro forma adjustments:
Acquisition-related intangible amortization	1.6	0.7	3.1	1.4
Acquisition-related inventory write-up amortization	1.6	—	3.2	—
Acquisition-related in-process research and development charges	—	—	0.7	—
Restructuring and other related costs	1.7	0.4	2.9	0.6
Pension settlement loss	—	—	1.5	—

Pro forma as presented	$19.0	$18.7	$38.7	$34.8

Operating Margins
U.S. GAAP as reported	7.2%	9.3%	7.0%	9.3%
Pro forma adjustments:
Acquisition-related intangible amortization	0.8	0.4	0.8	0.3
Acquisition-related inventory write-up amortization	0.8	—	0.8	—
Acquisition-related in-process research and development charges	—	—	0.2	—
Restructuring and other related costs	0.8	0.2	0.8	0.2
Pension settlement loss	—	—	0.4	—

Pro forma as presented	9.6%	9.9%	10.0%	9.8%

Income Tax Expense
U.S. GAAP as reported	$5.1	$6.0	$6.9	$11.1
Pro forma adjustments:
Tax credit due to change in tax law	—	—	3.0	—
Tax impact of other pro forma adjustments (effective tax rate of 34% in FY2005 and 33.67% in FY2004):
Acquisition-related intangible amortization	0.5	0.3	1.0	0.5
Acquisition-related inventory write-up amortization	0.5	—	1.1	—
Acquisition-related in-process research and development charges	—	—	0.2	—
Restructuring and other related costs	0.6	0.1	0.9	0.2
Pension settlement loss	—	—	0.5	—

Pro forma as presented	$6.7	$6.4	$13.6	$11.8

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin and per share data)

Second Quarter FY 2005 and Second Quarter FY 2004

and

First Six Months FY 2005 and First Six Months FY 2004

	Fiscal Quarter Ended		Six Months Ended
	April 1, 2005	April 2, 2004	April 1, 2005	April 2, 2004
TOTAL COMPANY (Continued)
Earnings From Continuing Operations
U.S. GAAP as reported	$9.8	$11.8	$21.6	$21.9
Pro forma adjustments:
Acquisition-related intangible amortization	1.1	0.4	2.0	0.9
Acquisition-related inventory write-up amortization	1.1	—	2.1	—
Acquisition-related in-process research and development charges	—	—	0.7	—
Restructuring and other related costs	1.1	0.3	1.9	0.4
Pension settlement loss	—	—	1.0	—
Tax credit due to change in tax law	—	—	(3.0)	—

Pro forma as presented	$13.1	$12.5	$26.3	$23.2

Diluted Earnings Per Share From Continuing Operations
U.S. GAAP as reported	$0.28	$0.33	$0.60	$0.61
Pro forma adjustments:
Acquisition-related intangible amortization	0.03	0.01	0.06	0.03
Acquisition-related inventory write-up amortization	0.03	—	0.06	—
Acquisition-related in-process research and development charges	—	—	0.02	—
Restructuring and other related costs	0.03	0.01	0.05	0.01
Pension settlement loss	—	—	0.03	—
Tax credit due to change in tax law	—	—	(0.08)	—

Pro forma as presented	$0.37	$0.35	$0.74	$0.65

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin and per share data)

Second Quarter FY 2005 and Second Quarter FY 2004

and

First Six Months FY 2005 and First Six Months FY 2004

	Fiscal Quarter Ended		Six Months Ended
	April 1, 2005	April 2, 2004	April 1, 2005	April 2, 2004
SCIENTIFIC INSTRUMENTS SEGMENT
Operating Profit
U.S. GAAP as reported	$12.6	$14.2	$23.8	$26.9
Pro forma adjustments:
Acquisition-related intangible amortization	1.7	0.7	3.2	1.4
Acquisition-related inventory write-up amortization	1.6	—	3.2	—
Acquisition-related in-process research and development charges	—	—	0.7	—
Restructuring and other related costs	1.7	0.4	2.9	0.5

Pro forma as presented	$17.6	$15.3	$33.8	$28.8

Operating Margins
U.S. GAAP as reported	7.8%	9.5%	7.5%	9.5%
Pro forma adjustments:
Acquisition-related intangible amortization	1.0	0.4	1.0	0.5
Acquisition-related inventory write-up amortization	1.0	—	1.0	—
Acquisition-related in-process research and development charges	—	—	0.2	—
Restructuring and other related costs	1.1	0.3	0.9	0.2

Pro forma as presented	10.9%	10.2%	10.6%	10.2%

VACUUM TECHNOLOGIES SEGMENT
Operating Profit
U.S. GAAP as reported	$6.0	$6.8	$12.1	$11.6
Pro forma adjustments:
Acquisition-related intangible amortization	(0.1)	—	—	—

Pro forma as presented	$5.9	$6.8	$12.1	$11.6

Operating Margins
U.S. GAAP as reported	16.7%	17.6%	17.2%	16.6%
Pro forma adjustments:
Acquisition-related intangible amortization	(0.1)	—	—	0.1

Pro forma as presented	16.6%	17.6%	17.2%	16.7%

GENERAL CORPORATE
Operating Profit
U.S. GAAP as reported	$(4.5)	$(3.4)	$(8.6)	$(5.7)
Pro forma adjustments:
Pension settlement loss	—	—	1.5	—

Pro forma as presented	$(4.5)	$(3.4)	$(7.1)	$(5.7)

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO PRO FORMA RESULTS - PROJECTED

RESULTS OF OPERATIONS

Third Quarter FY 2005 and Full Year FY 2005

	Range of Projected Results
	Fiscal Quarter Ending July 1, 2005	Fiscal Year Ending September 30, 2005
TOTAL COMPANY
Projected Diluted Earnings Per Share From Continuing Operations
Projected U.S. GAAP	$0.23 - $0.31	$1.30 - $1.36
Pro forma adjustments:
Projected acquisition-related intangible amortization	$0.03	$0.12
Projected acquisition-related inventory write-up amortization	$0.02	$0.09
Projected acquisition-related in-process research and development charges	—	$0.02
Projected restructuring and other related costs	$0.09	$0.14
Projected pension settlement loss	—	$0.03
Projected tax credit due to change in tax law	($0.05)	($0.14)
Projected pro forma	$0.32 - $0.40	$1.56 - $1.62